EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 16, 2011, relating to the financial statements and financial highlights which appear in the April 30, 2011 Annual Report to Shareholders of Delaware Select Growth Fund and Delaware Large Cap Core Fund (each a series constituting Voyager Mutual Funds III), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 25, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 56 to File No. 002-95928; Amendment No. 56 to File No. 811-04547) of Voyageur Mutual Funds III and the caption “Other Information” in the April 30, 2011 Annual Report to shareholders incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 26, 2011